UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):
January 27, 2011

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	(Commission File Number)	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 2.02.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2011, we issued a news release announcing our revenues and earnings for the fourth quarter and year ended December 31, 2010.  A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02.          ELECTION OF DIRECTOR

On January 27, 2011, we increased the number of seats on our Board of Directors to twelve and elected Mr. William J. Shea, Jr. to our Board.  The vacancy created by our Board is for a term that expires at the annual meeting, at which time Mr. Shea will be voted on by our shareholders.  On January 27, 2011, we issued a news release announcing Mr. Shea’s election to our Board.  A copy of that news release is filed as Exhibit 99.2 to this Form 8-K.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following exhibits are filed with this document:

Exhibit Number	Description
99.1	News release dated January 28, 2011, issued by J.B. Hunt Transport Services, Inc.

99.2	News release dated January 27, 2011, issued by J.B. Hunt Transport Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 31st day of January 2011.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts III
John N. Roberts President and Chief Executive Officer

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope Senior Vice President, Controller and Chief Accounting Officer